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                                                                   EXHIBIT (11)

                        HONEYWELL INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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                                                                      THREE MONTHS ENDED
                                                                   APRIL 2,         APRIL 3,
                                                                     1995             1994
                                                                 ------------     ------------

PRIMARY:
Income:
  Net Income..................................................   $       54.7     $       47.7
                                                                 ------------     ------------
                                                                 ------------     ------------
Shares:
  Weighted average of shares outstanding during the year.......   127,156,836      130,837,509
                                                                 ------------     ------------
                                                                 ------------     ------------

Earnings per share:
  Net income...................................................  $       0.43     $       0.36
                                                                 ------------     ------------
                                                                 ------------     ------------

ASSUMING FULL DILUTION:
Income:
  Net income...................................................  $       54.7     $       47.7
                                                                 ------------     ------------
                                                                 ------------     ------------

Shares:
  Weighted average of shares outstanding during the year.......   127,156,836      130,837,509
  Shares issuable in connection with stock plans
   less shares purchaseable from proceeds......................     1,210,652          726,095
                                                                 ------------     ------------
      Total Shares.............................................   128,367,488      131,563,604
                                                                 ------------     ------------
                                                                 ------------     ------------

Earnings per share:
  Net income...................................................  $      0.43      $       0.36
                                                                 ------------     ------------
                                                                 ------------     ------------
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